Exhibit 99.1

ReynoldsAmerican

Reynolds American Inc.
P.O. Box 2990
Winston-Salem, NC 27102-2990

Contact:	Investor Relations:	Media:	RAI 2005-08
	Ken Whitehurst	Seth Moskowitz
	(336) 741-0951	(336) 741-7698

Reynolds American Reports First Quarter Results, Reaffirms Guidance,
Says ‘Performance is on Track’

WINSTON-SALEM, N.C. — April 27, 2005 — Reynolds American Inc. (NYSE: RAI) today reported results for the first quarter of 2005 that were consistent with the full-year guidance the company issued in February. Reynolds American was established as a publicly traded holding company in July 2004, following a combination of R.J. Reynolds Tobacco Company (R.J. Reynolds) and the U.S. operations of Brown & Williamson Tobacco Corporation (B&W).

“We are pleased with our first-quarter results. Our performance is on track,” said Susan M. Ivey, RAI’s chief executive officer and president. “The launch of R.J. Reynolds’ new brand-portfolio strategy is well underway, and steps have been taken to further strengthen the performance of the two investment brands, Camel and Kool. We continued the smooth integration of our operations, and we are on target to deliver the merger-related synergies.”

First Quarter Results

RAI’s first-quarter results follow in two sections: one that presents as-reported (GAAP) measurements; and a second section that provides certain pro-forma GAAP measurements, to provide additional perspective on the company’s performance.

GAAP (As Reported) First Quarter Results — Highlights

	For the Three Months
	Ended March 31
			%
(dollars in millions, except per-share amounts)	2005	2004[1]	Change
Net sales	$1,957	$1,218	60.7%
Operating income	$467	$221	111.3%
Net income	$281	$122	130.3%
Net income per diluted share	$1.90	$1.43	32.9%

1.	First-quarter 2004 operating results include the net benefit of a $9 million reversal for previously recorded restructuring charges, as well as a $33 million charge related to Reynolds Tobacco’s settlement of the DeLoach case (the tobacco growers’ lawsuit).

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GAAP Balance Sheet Highlights (as of March 31, 2005)

•	Cash and short-term investments:	$1.9 billion
•	Debt:	$1.6 billion
•	Equity:	$6.3 billion
•	Dividend:	$0.95 per share quarterly; $3.80 per share annualized

First Quarter Financial Results (GAAP)

For first quarter 2005, net sales were $2.0 billion, up 60.7 percent compared with $1.2 billion in 2004, due primarily to incremental revenues resulting from the business combination and increased pricing.

Operating income was $467 million, up 111.3 percent from the prior year period, due primarily to the business combination, increased pricing, merger-related synergies and a benefit related to the MSA Phase II growers’ trust. These were partially offset by merger-related expenses.

Net income was $281 million, up 130.3 percent compared to the prior-year quarter. Earnings per diluted share of $1.90 was up from $1.43 per share.

A table that details significant items that were included in GAAP earnings during the first-quarter periods of 2004 and 2005 is attached at the end of this document.

Operating Company Volume

The following table summarizes first-quarter 2005 U.S. cigarette shipment volume for RAI’s operating companies, compared with 2004 pre-merger volumes for R.J. Reynolds, Santa Fe, and Puerto Rico and other U.S. territories. Volume increases for first-quarter 2005 were driven by the addition of former B&W brands.

Operating Company Volume

	For the Three Months
	Ended March 31
			%
(volume in billions of units)	2005	2004	Change
R.J. Reynolds volume	24.9	17.9	39.3%
Full-price	14.9	11.6	28.5%
Savings	10.0	6.3	59.5%
Other volume[1]	0.6	0.5	15.0%
Total domestic volume	25.5	18.4	38.7%

1.	Other volume includes U.S. volume for Lane’s first-quarter 2005 U.S. cigarette sales, as well as well as volume for Santa Fe, Puerto Rico and other U.S. territories. Percentages are calculated from unrounded volume numbers.

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Industry Volume and Mix

Based on information from Management Science Associates, Inc. (MSAi), industry volume for the first quarter of 2005 was 88.0 billion units, down 4.2 percent from the prior-year period. Industry shipments in the current quarter were adversely impacted by one less shipping day compared with the year-ago quarter. The industry’s full-price mix was 71.3 percent for the first quarter of 2005, up 2.0 percentage points from the year-ago quarter.

Pro Forma GAAP Results

The following results are presented as if the merger had been completed as of Jan. 1, 2004 (pro-forma GAAP basis). A table that reconciles GAAP to pro-forma GAAP is attached at the end of this document. This table also details significant adjustments that were included in GAAP earnings during the first-quarter periods of 2004 and 2005.

Pro Forma GAAP First Quarter Results — Highlights1

	For the Three Months
	Ended March 31
			%
(dollars in millions)	2005	2004	Change
Net sales	$1,957	$2,017	- 3.0%
Operating income	$467	$296	57.8%
Net income	$281	$165	70.3%

1.	See the Reconciliation of GAAP to Pro Forma GAAP Results table attached at the end of this document.

On a pro-forma GAAP basis, Reynolds American’s first-quarter 2005 operating earnings increased 57.8 percent to $467 million compared with the prior-year quarter due primarily to increased pricing, merger-related synergies and other cost reductions, and a benefit related to the MSA Phase II growers’ trust. These were partially offset by volume declines, expenses from the quota buyout program and merger-related costs.

Net income rose 70.3 percent, to $281 million due to the factors discussed above.

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Operating Company Volume and Product Mix (Pro Forma)

The following table summarizes first-quarter U.S. cigarette shipment volume, with 2004 reported as if all brands had been part of RAI’s operating companies beginning Jan. 1, 2004.

Pro Forma Operating Company Volume

	For the Three Months
	Ended March 31
			%
(volume in billions of units)	2005	2004	Change
R.J. Reynolds volume	24.9	26.8	- 6.9%
Full-price	14.9	15.9	- 5.8%
Savings	10.0	10.9	- 8.5%
Other volume[1]	0.6	0.6	1.7%
Total domestic volume	25.5	27.4	- 6.7%

1.	Other volume includes U.S. cigarette volume for Santa Fe, Lane, and Puerto Rico and other U.S. territories. Percentages are calculated from unrounded volume numbers.

R.J. Reynolds’ Shipment Volume (Pro Forma)

R.J. Reynolds’ 2005 first-quarter shipment volume of 24.9 billion units was down 6.9 percent. This was in line with the 6-to-8 percent full-year 2005 volume decline that the company has said it expects as resources are shifted away from prior investment brands and non-support brands continue to decline under the new brand-portfolio strategy. For the quarter, full-price mix improved to 59.9 percent, up 0.7 percentage points from the year-ago quarter.

R.J. Reynolds’ Retail Share (Pro Forma)

The following share information is reported as if all brands were part of R.J. Reynolds beginning Jan. 1, 2004.

R.J. Reynolds’ first-quarter 2005 share of U.S. retail cigarette sales was 30.38 percent. That was down 0.56 percentage points from the prior-year period, as investment-brand growth partially offset declines on the company’s selective support and non-support brands.

The company’s two investment brands gained 0.52 share points in the first-quarter compared with the year-ago quarter. Camel continued its strong growth trend and Kool remained stable.

The company’s selective support brands — Winston, Salem, Doral and Pall Mall — declined 0.38 share points in the first-quarter primarily due to a 0.25 share-point decline on Salem, reflecting the recent decision to reduce Salem’s marketing support. The performance of R.J. Reynolds’ non-support brands was consistent with the company’s new brand-portfolio strategy. The role of these brands is to maximize near-term profits. The non-support brands were down 0.70 share points compared with the first quarter of 2004.

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R.J. Reynolds believes that its new, focused portfolio strategy, combined with merger-related synergies, continuous productivity improvement and a relentless focus on a high-performance culture, will deliver sustainable profit growth. The company expects long-term growth in total company share, as gains on investment brands offset declines among its selective-support and non-support brands.

Reynolds American Outlook

“Today, we are reaffirming our full-year forecast,” said Dianne M. Neal, Reynolds American’s chief financial officer. “Our first-quarter performance met our expectations and was in line with the guidance we provided on February 15th.”

In February, Reynolds American provided the following outlook for 2005:

•	Operating income of $1.65 billion to $1.75 billion;

•	Net income of $970 million to $1.03 billion; and

•	Diluted earnings per share of $6.55 to $6.95.

Among the factors contributing to operating results are:

•	Incremental synergies of $325 million to $375 million;

•	One-time merger-related expenses of approximately $100 million;

•	Merger-related depreciation and amortization of approximately $50 million; and

•	Total MSA and quota buyout expenses of approximately $2.8 billion, which includes a Phase II growers’ trust benefit of approximately $75 million.

As Neal noted in February, the 2005 forecast does not include the impact of a final ruling concerning a refund of 2004 Phase II payments, or any remaining charges associated with the pending sale of the company’s packaging division.

Reynolds American expects merger-related cash costs of $200 million to $250 million in 2005 and expects to end the year with cash and short-term investments of approximately $2.0 billion. The company expects to end the year with $1.6 billion in debt. In reaffirming the forecast, Neal noted that the company continues to evaluate alternatives concerning pre-funding a 2006 debt maturity of $500 million.

Conference Call Webcast Today

Reynolds American will webcast a conference call to discuss first-quarter 2005 financial results at 9:30 a.m. Eastern Daylight Time on Wednesday, April 27. The call will be available live online on a listen-only basis. To register for the call, please visit the “Investors” section of www.ReynoldsAmerican.com. A replay of the call will be available on the site for seven days. Remarks made during the conference call will be current at the time of the call and will not be updated to reflect subsequent material developments. Although news media representatives will not be permitted to ask questions during the call, they are welcome to monitor the remarks on a listen-only basis. Following the call, media representatives may direct inquiries to Seth Moskowitz at (336) 741-7698.

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Cautionary Information Regarding Forward-Looking Statements

Statements included in this news release that are not historical in nature are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements regarding RAI’s future performance and financial results inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include the substantial and increasing regulation and taxation of the cigarette industry; various legal actions, proceedings and claims relating to the sale, distribution, manufacture, development, advertising, marketing and claimed health effects of cigarettes that are pending or may be instituted against RAI or its subsidiaries; the substantial payment obligations and limitations on the advertising and marketing of cigarettes under various litigation settlement agreements; the continuing decline in volume in the domestic cigarette industry; competition from other cigarette manufacturers, including increased promotional activities and the growth of deep-discount brands; the success or failure of new product innovations and acquisitions; the responsiveness of both the trade and consumers to new products and marketing and promotional programs; the ability to realize the benefits and synergies arising from the combination of R.J. Reynolds and the U.S. cigarette and tobacco business of B&W; any potential costs or savings associated with realigning the cost structure of RAI and its subsidiaries; the ability to achieve efficiencies in manufacturing and distribution operations without negatively affecting sales; the cost of tobacco leaf and other raw materials and commodities used in products; the effect of market conditions on the performance of pension assets, foreign currency exchange rate risk, interest rate risk and the return on corporate cash; the ratings of RAI securities; and the potential existence of significant deficiencies or material weaknesses in internal controls over financial reporting that may be identified during the performance of testing required under Section 404 of the Sarbanes-Oxley Act of 2002. Due to these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as provided by federal securities laws, RAI is not required to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Reynolds American Inc. is the parent company of R.J. Reynolds Tobacco Company, Santa Fe Natural Tobacco Company, Inc., Lane Limited and R.J. Reynolds Global Products, Inc. R.J. Reynolds Tobacco Company, the second-largest U.S. tobacco company, manufactures about one of every three cigarettes sold in the United States, including five of the nation’s 10 best-selling brands: Camel, Winston, Kool, Salem and Doral. Santa Fe Natural Tobacco Company, Inc. manufactures Natural American Spirit cigarettes and other tobacco products, and markets them both nationally and internationally. Lane Limited manufactures several roll-your-own, pipe tobacco and little cigar brands, and distributes Dunhill tobacco products. R.J. Reynolds Global Products, Inc. manufactures, sells and distributes American-blend cigarettes and other tobacco products to a variety of customers worldwide. Copies of RAI’s news releases, annual reports, SEC filings and other financial materials are available on the company’s Web site, www.ReynoldsAmerican.com.

(financial tables follow)

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REYNOLDS AMERICAN INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-GAAP
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2005	2004
Net sales	$1,957	$1,218

Cost of products sold	1,111	711
Selling, general and administrative expenses	364	295
Amortization expense	15	—
Restructuring adjustments	—	(9)

Operating income	467	221
Interest and debt expense	24	20
Interest income	(17)	(5)
Other expense, net	4	5

Income before income taxes	456	201
Provision for income taxes	175	79

Net income	$281	$122

Basic income per share	$1.91	$1.45

Diluted income per share	$1.90	$1.43

Basic weighted average shares, in thousands	147,384	84,274

Diluted weighted average shares, in thousands	147,584	85,238

REYNOLDS AMERICAN INC.

Reconciliation of 2004 GAAP Results to 2005 GAAP Results
(Dollars in Millions)
(Unaudited)

	First Quarter
	Operating	Net
	Income	Income
2004 Results	$221	$122
Deduct 2004 restructuring and impairment adjustments	(9)	(6)
Add back 2004 settlement of tobacco growers’ lawsuit	33	20
Phase II growers’ trust offset	65	39
Merger/integration costs	(22)	(13)
Operations	179	119

2005 Results	$467	$281

CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)

	March 31,	December
	2005	2004
	(Unaudited)
Assets
Cash and cash equivalents	$1,616	$1,499
Short-term investments	326	473
Other current assets	2,432	2,652
Trademarks, net	2,399	2,403
Goodwill	5,685	5,685
Other noncurrent assets	1,657	1,716

	$14,115	$14,428

Liabilities and shareholders’ equity
Tobacco settlement and related accruals	$1,974	$2,381
Current maturities of long-term debt	50	50
Accrued liabilities and other current liabilities	1,618	1,624
Long-term debt (less current maturities)	1,570	1,595
Deferred income taxes	747	805
Long-term retirement benefits	1,510	1,469
Other noncurrent liabilities	330	328
Shareholders’ equity	6,316	6,176

	$14,115	$14,428

REYNOLDS AMERICAN INC.

Reconciliation of GAAP to Pro-forma GAAP Results

The pro-forma GAAP results for the quarter ended March 31, 2004, are presented as if the merger had been completed on January 1, 2004.

	First Quarter
	2005	2004
Operating income:
RAI GAAP	$467	$221
B&W/Lane GAAP results	—	117
Proforma adjustments	—	(42)

RAI pro-forma GAAP	$467	$296

The proforma GAAP operating results include the following expenses (income):
RJR net restructuring charges (adjustments)	—	(9)
RJR settlements	—	33
RAI Phase II growers’ trust offset	(65)	—
RAI merger/integration costs	22	—
B&W merger/integration costs	—	6

Net income:
RAI GAAP	$281	$122
B&W/Lane GAAP Results	—	71
Proforma adjustments	—	(28)

RAI pro-forma GAAP	$281	$165

The proforma GAAP results include the following expenses (income):
RJR net restructuring charges (adjustments)	—	(6)
RJR settlements	—	20
RAI Phase II growers’ trust offset	(39)	—
RAI merger/integration costs	13	—
B&W merger/integration costs	—	4